UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 15, 2008
The Hallwood Group Incorporated
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339

(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500
Dallas, Texas	75219

(Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective December 15, 2008, Melvin J. Melle is no longer Vice President, Chief Financial Officer and Secretary or an employee of The Hallwood Group Incorporated (the “Company”).
     Effective December 15, 2008, Richard Kelley assumed the positions of Vice President, Chief Financial Officer and Secretary of the Company. Mr. Kelley, age 48, has been with the Company, or one of the Company’s affiliates, since 1985. Prior to his appointment, Mr. Kelley had served as the Company’s Director of Human Resources since July 2004. He served as the Manager of Financial & SEC Reporting for Hallwood Realty from May 1990 to July 2004. Mr. Kelley served as the Financial Reporting Accountant from June 1985 to March 1987 and as the Manager of Financial & SEC Reporting from March 1987 to May 1990 for Hallwood Energy Corporation.
     In connection with Mr. Melle’s departure, Mr. Melle and the Company entered into a separation agreement dated December 15, 2008 (the “Separation Agreement”), pursuant to which Mr. Melle will be entitled to receive a lump-sum payment in the amount of $268,277. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2008	THE HALLWOOD GROUP INCORPORATED
	By:	/s/ William L. Guzzetti
William L. Guzzetti, President

EXHIBIT INDEX

No.	Exhibit Name

10.1	Confidential Separation Agreement and General Release dated as of December 15, 2008, between Melvin J. Melle and The Hallwood Group Incorporated

4